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                                 NORTH FORK BANK

                                  MODIFIED NOTE

BORROWER:                LOGIMETRICS, INC. AND MMTECH, INC.

PRINCIPAL                $1,785,576      DATE: FEBRUARY 17, 2000

PROMISE TO PAY: The undersigned (the "Borrower"), for value received, does hereby promise, jointly and severally, to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 275 Broad Hollow Road, Melville, New York 11747, or at any of its branches, the sum of ONE MILLION SEVEN HUNDRED EIGHTY-FIVE THOUSAND FIVE HUNDRED SEVENTY-SIX ($1,785,576) DOLLARS, or such lesser amount as may be outstanding from time to time, plus interest thereon from the date hereof as set forth herein.

RATE AND PAYMENT: The Borrower shall pay to the Bank all sums due to the Bank on or before the earlier to occur of (a) June 30, 2000, or (b) the date upon which the intended merger of the Borrower and a wholly owned subsidiary of Signal Technology Corporation shall be completed (the "Maturity Date"). In addition to the foregoing, the Borrower shall pay to the Bank on the Maturity Date an exit fee in the amount of Ten Thousand ($10,000) Dollars. Said fee is not, and is not to be in any way interpreted as, an interest charge but is acknowledged by the Borrower to be due to the Bank in consideration of the numerous accommodations made by the Bank for the benefit of the Borrower during their ongoing business relationship.

The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office on the unpaid principal amount hereof from time to time outstanding at the rate of two (2%) percent per annum in excess of that rate stated by the Bank to be its Prime Rate from time to time in effect, payable monthly in arrears on the first day of each month. Prime Rate as referred to herein shall refer to the rate of interest determined or announced by the Bank from time to time as its Prime Rate and the Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans and other credit relationships. Each change in the Prime Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower. Interest shall be payable monthly on the first day of each month commencing on the first such day to occur after the date hereof and upon payment in full of the unpaid principal amount hereof.

Wherever any payments to be made under this Note is required to be paid on a date that is a Saturday, Sunday or public holiday, or the equivalent for banks under the laws of the State of New York, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest due.

The Bank may charge any account of the Borrower for any payment due to the Bank hereunder.



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DEFAULT INTEREST RATE: The unpaid principal sum under this Note shall bear interest at a rate equal to five (5%) percent above the Rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event, but in no event shall the rate either before or after the occurrence of any event of default exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law. Such rate of interest shall continue until such time as any event of default that may be cured by the Borrower is cured to the satisfaction of the Bank, at which time the previously stated interest rate shall re-commence. In no event shall the rate either before or after the occurrence of any such default exceed the highest rate of interest, if any, permitted under applicable New York or Federal law.

RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

LATE CHARGES: The Borrower will pay a charge of five (5%) percent of the amount of any payment which is not made within ten (10) days of its respective due date, or, if applicable, which cannot be debited from its account due to insufficient balance on the debit side.

SECURITY:  This Note is secured by:

             (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest; and

             (2) a continuing first lien against all assets of the Borrower as set forth, in part, in that certain Modified General Security Agreement reaffirmed as of the date hereof except to the extent that the Bank has subordinated said interest with respect to certain assets of LogiMetrics, Inc. to the lien of Signal Technology Corporation as more fully set forth in that certain Letter Agreement between the Borrower and the Bank dated February 16, 2000 (the "Letter Agreement").

In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

                         Simultaneously herewith the Borrower is delivering to
the Bank the following:

                         (a) An executed copy of this Note;

                         (b) A copy of the resolutions passed by the Borrower's
Board of Directors certified by its Secretary or Assistant Secretary as being in full force and effect on the date of this Agreement, authorizing the loan herein provided for, the execution, delivery and performance of

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this Note and any other instrument or agreement required hereunder and containing a certificate of incumbency as to the person or persons authorized to execute and deliver the same;

                         (c) A payment equal to all outstanding interest due to
the Bank pursuant to the obligation evidenced hereby, if any;

                         (d) All other documents reasonably required by the Bank
and/or its counsel in order to evidence and/or secure the Bank's position as set forth herein.

REPRESENTATIONS AND WARRANTIES: The Borrower hereby represents and warrants to the Bank that:

                         (a) The Borrower is duly organized, validly existing
and in good standing under the laws of the State of its formation and is qualified to do business and in good standing under the laws of each state where its failure to qualify would have a material adverse effect on its business, operations or properties;

                         (b) This Note, the Modified General Security Agreement
dated April 30, 1998 (the "Security Agreement") and all other documents executed and delivered herewith have been duly authorized, executed and delivered and constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, including the granting to the Bank of a first perfected security interest in the Collateral except to the extent that the Bank has subordinated said interest with respect to certain assets of LogoMetrics, Inc. to the lien of Signal Technology Corporation as more fully set forth in the Letter Agreement.

                         (c) The execution and delivery of this Note, the
Security Agreement and all other documents executed and delivered herewith and performance hereunder and thereunder, will not violate any provision of law;

                         (d) Except as set forth in the annexed Disclosure
Schedule, there are no actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower, or any Subsidiary, which if determined adversely would have a material adverse effect on the business, the assets or the financial condition of the Borrower or any Subsidiary. As used herein, the term "Subsidiary" or "Subsidiaries" means any corporation or corporations of which the Borrower alone, or the Borrower and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors;

                         (e) Except as set forth in the annexed Disclosure
Schedule, the Borrower is not in default under, or in violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by or used in the conduct of its business is affected, which default or violation may have a material adverse effect on its business, assets or financial condition. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to it;

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                         (f) All balance sheets, profit and loss statements and
other financial information heretofore furnished to the Bank are complete and present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial conditions have not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank;

                         (g) No part of the proceeds of the loan which is
evidenced by this Note will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Sec. 221.3 of Regulation U of the Board of Governors of the Federal Reserve System;

                         (h) The Borrower and its subsidiaries are in compliance
in all material respects with the Employees Retirement Income Security Act of 1974 ("ERISA") and all rules and regulations thereunder. Neither the Borrower nor any of its Subsidiaries has any unfunded vested liability under any type of plan described in Section 4021(a) of ERISA ("Pension Plan") and no reportable event, as set forth in Section 4043(b) of ERISA, has occurred or is continuing with respect to any Plan.

AFFIRMATIVE COVENANTS: The Borrower will, and with respect to the agreements set forth in subsections (a) through (f) hereof, will cause each Subsidiary to:

                         (a) With respect to its properties, assets and
business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are usually so insured by companies similarly situated and operating like properties, assets or businesses with responsible insurance companies satisfactory to the Bank, said insurance to indicate the Bank as an additional insured and loss payee;

                         (b) Duly pay and discharge all taxes or other
governmental claims which might become a lien upon any of its properties except to the extent that such items are being in good faith appropriately contested;

                         (c) Maintain, preserve and keep its properties in good
repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

                         (d) Other than as contemplated by the Letter Agreement,
conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

                         (e) Comply with all statutes, rules and regulations and
maintain its corporate existence;

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                         (f) Permit the Bank to make or cause to be made,
inspections and audits of any books, records and papers of the Borrower and of any Subsidiary and each endorser hereof and to make extracts therefrom at all such reasonable times and as often as the Bank may reasonably require;

                         (g) Immediately give notice to the Bank that an Event
of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Borrower has taken and proposes to take with respect thereto;

NEGATIVE COVENANTS: The Borrower will not, and will not permit any Subsidiary to:

                         (a) Other than as contemplated by the Letter Agreement,
create, incur, assume or suffer to exist any liability for borrowed money, except amounts outstanding on the date hereof.

                         (b) Other than as contemplated by the Letter Agreement,
enter into any merger or consolidation (where the Borrower is not the surviving entity) or liquidate, wind-up or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets without the prior written consent of the Bank;

                         (c) lend or advance money, credit or property to or
invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person where any event of default has occurred and is continuing or where such transaction would cause an event or default hereunder;

                         (d) create, assume or permit to exist, any mortgage,
pledge, lien or encumbrance of or upon or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interests in favor of the Bank; (ii) mortgages, liens, pledges and security interests as contemplated by the Letter Agreement: (iii) mortgages, liens, pledges and security interests securing indebtedness outstanding on the date hereof; (iv) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (v) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (vi) liens granted to secure purchase money financing of equipment, provided such liens are limited to the equipment financed; and (vii) liens granted to refinance unencumbered equipment provided such liens are limited to the equipment refinanced and the incurrence of which will not cause a default hereunder or in any other loan agreements or notes with the Bank;

                         (e) except for the assumption and guarantees of
LogiMetrics, Inc. or mmTech, Inc. of obligations of the other, assume, endorse, be or become liable for or guarantee

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the obligations of any other person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                         (f) declare or pay any preferred dividends where any
Event of Default has occurred and is continuing;

                         (g) (i) terminate any pension Plan so as to result in
any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBCG"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Pension Plan which would subject the Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Pension Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBCG by reason of terminating of any pension Plan.

COLLATERAL SECURITY:

                         (a) Subject to provisions of the Letter Agreement, as
collateral security for the payment of any and all sums owing under this Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower and of any Subsidiary and each endorser hereof now or hereafter existing, due or to become due to, or held, or to be held by, the Bank, whether created directly or acquired by assignment or otherwise (all of such obligations, including this Note, are hereinafter called the "Obligations"), the Borrower hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate and with respect to all collateral security the Bank shall have all the rights and remedies available to it under the Uniform Commercial Code of New York and other applicable law;

                         (b) This Note is also secured by the Collateral.

EVENTS OF DEAULT: If any one or more of the following events ("Events of Default") shall occur the Borrower shall be in default hereunder and, at the option of the Bank, the entire unpaid balance of the principal and interest on the Obligations shall immediately become due and payable:

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                         (a) Failure to pay any amount required by this Note
within ten (10) days of its respective due date, or any other obligation owed to the Bank by Borrower, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date;

                         (b) Failure to perform or keep or abide by any negative
covenant set forth herein contained in this Note, or any other document or instrument given to the Bank in connection with this loan;

                         (c) Failure to perform or keep or abide by any other
term, covenant or condition contained in this Note, or any other document or instrument given to the Bank in connection with this Loan, said failure continuing for a period of thirty (30) days after written notice thereof;

                         (d) Failure by the Borrower to make any payment of
principal or interest on its indebtedness for borrowed money (including days of grace) which would give the holder of such indebtedness the right to accelerate such indebtedness prior to its scheduled maturity date;

                         (e) The Borrower makes an assignment for the benefit of
creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Borrower as bankrupt or insolvent or any order for relief with respect to the Borrower is entered under the United States Bankruptcy Code; or the Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, received or liquidator of the Borrower or of any substantial part of the assets of the Borrower, or commences any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Borrower and either (i) the Borrower by any act indicates its approval thereof, consents thereto, or acquiesces therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days;

                         (f) The happening of any event (other than events
contemplated by the Letter Agreement) which, in the reasonable judgment of the Bank, materially and adversely affects the Borrower's ability to repay or the value of any collateral;

                         (g) If any material written representation or material
statement made to the Bank by the Borrower is untrue when made;

                         (h) The occurrence of a default under any other
document or instrument given to the Bank in connection with this loan;

                         (i) Failure to provide any financial information on
request or permit an examination of books and records;

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                         (j) if any order is entered by any court or tribunal,
at law or in equity, by or against any of the Obligors for the appointment of any receiver or any trustee for any of the Obligors and said Order is not discharged within sixty (60) days from the entry thereof.

SUBSEQUENT AGREEMENTS: The Borrower shall be bound by any agreement extending the time or modifying the above terms of payment made by the Bank without notice to the Borrower, and the Borrower shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth herein, according to the terms of any such agreement of extension or modification.

MISCELLANEOUS:

                         (a) This Note, the Security Agreement and the Letter
Agreement are intended to be the final and complete agreement of the Borrower and the Bank with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto. The Borrower waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof;

                         (b) No modification or waiver of or with respect to any
provision of this Note, or consent to any department by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances;

                         (c) Each and every right granted to the Bank hereunder
or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other of future exercise thereof or the exercise of any other right;

                         (d) In the event that this Note is placed in the hands
of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay reasonable attorney's fees so incurred. The Borrower promises to pay all reasonable out-of-pocket expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral;

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                         (e) The Borrower hereby waives presentment, demand for
payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein;

                         (f) Delay or failure of the Bank to exercise any of its
rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note need not present it before requiring payment. The Borrower waives trial by jury, offset and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its heirs, successors and assigns;

                         (g) The Borrower expressly warrants and represents that
no statements, agreements or representations, whether oral or written, have been made by the Bank, or by any employee, agent or broker of the Bank with respect to the obligation or debt evidenced by this Note. The Borrower further expressly warrants and represents that (i) no oral commitment has been made by the Bank to extend or continue any credit to the Borrower or any party other than as expressly stated herein or in those certain documents executed in connection herewith, (ii) no representation or agreement has been made by or with the Bank, or any employee, agent or broker of the Bank, to forebear or refrain in any way from exercising any right or remedy in its favor hereunder or otherwise unless expressly set forth herein, and (iii) the Borrower has not and will not rely on any commitment to extend or continue any credit, nor on any agreement to forebear or refrain from exercising rights or remedies unless such commitment or agreement shall be in writing and duly executed by an authorized officer of the Bank.

NOTICES: All notices, requests and other communications pursuant to this Note shall be in writing, either by letter (delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

                         (a) if to the Borrower:

                             c/o LogiMetrics, Inc.
                             50 Orville Drive
                             Bohemia, New York 11716
                             Attention: Norman Phipps, President

                         (b) if to the Bank:

                             North Fork Bank
                             175 Broad Hollow Road
                             Melville, New York 11747
                             Attention: Joseph Walsh, Senior Vice President

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                         Any notice, request or communication hereunder shall be
deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notices are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

                         IN WITNESS WHEREOF, the Borrower has signed this Note
as of the 17th day of February, 2000.

                                   LOGIMETRICS, INC.

                                   By: /s/ Norman M. Phipps
                                       ----------------------------------------
                                       Norman Phipps
                                       President

                                   mmTech, Inc.

                                   By: /s/ Norman M. Phipps
                                       ----------------------------------------
                                       Norman Phipps
                                       Assistant Secretary

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